Exhibit4.7(h)
                                                                   -------------


                            AMENDMENT NUMBER FIVE TO
                     AMENDED AND RESTATED SECURITY AGREEMENT


     This Amendment, dated as of June 7, 2001 (this " (this "Amendment"), is made by UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as Seller (the "Seller"), UAFC CORPORATION, as debtor (the "Debtor'), UNION ACCEPTANCE CORPORATION, individually ("UAC"), and as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, (the "Company"), MBIA INSURANCE CORPORATION, as financial guaranty insurer (the "Insurer") and BANK OF AMERICA, N.A., individually ("Bank of America"), and as collateral agent and agent for the Company, the Bank Investors, and the Insurer (in such capacities, the "Collateral Agent"), pursuant to Section 9.2 of the Security Agreement (as defined below) among the Seller, the Debtor, UAC, the Collection Agent, the Company, the Insurer, Bank of America and the Collateral Agent.

     WHEREAS, the Seller, the Debtor, UAC, the Collection Agent, the Company, the Insurer, Bank of America and the Collateral Agent are parties to the Amended and Restated Security Agreement dated as of May 12, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement");

     WHEREAS, the parties have agreed to amend the Security Agreement as hereinafter provided;

     NOW, THEREFORE, the parties hereby agree as follows:

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

     AMENDMENT.  The definition of Noteholder's  Percentage set forth in Section
1.1 of the Security Agreement shall be amended, solely for the Determination Date occurring on June 7, 2001, by deleting it in its entirety and restated it as follows:

     "The Noteholder's Percentage shall mean 98.25%."

     WAIVER. The Termination Event contained in Section 7.1(m) of the Security Agreement, requiring that the Net Yield, as of the June 7, 2001 Determination Date, exceed 2.00% shall be waived, solely for the Determination Date occurring on June 7, 2001.

     FULL FORCE AND EFFECT. Except as specifically set forth herein, the Security Agreement is and shall be, in full force and effect and are hereby in all respects ratified and confirmed.

     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

     EFFECTIVENESS. This Amendment shall become effective as of the date first written above when (i) counterparts of this Amendment shall have been executed by each of the Seller, Debtor, UAC, the Collection Agent, the Company, Bank of America and Collateral Agent and (ii) the Collateral Agent shall have received a fully executed copy of this Amendment.

              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 5 as of the date first written above.

                           ENTERPRISE FUNDING CORPORATION,
                             As Company


                           By: /s/ Tony Wong
                              --------------------------------------
                              Name:  Tony Wong
                              Title:  Vice President



                           UAFC CORPORATION, as Debtor


                           By: /s/ Leeanne W. Graziani
                              --------------------------------------
                              Name:  Leeanne W. Graziani
                              Title: President


                           UNION ACCEPTANCE FUNDING
                             CORPORATION, as Seller


                           By: /s/ Rick A. Brown
                              --------------------------------------
                              Name:
                              Title:


                           UNION ACCEPTANCE CORPORATION,
                             Individually and as Collection Agent


                           By:  /s/ Melanie S. Otto
                              --------------------------------------
                              Name:
                              Title:

                           MBIA INSURANCE CORPORATION, as Insurer


                           By: /s/ Theresa Murray
                              --------------------------------------
                              Name:   Theresa Murray
                              Title:  Director


                           BANK OF AMERICA, N.A.,
                              Individually and as Collateral Agent,


                           By: /s/ Christopher G. Young
                              --------------------------------------
                              Name:  Christopher G. Young
                              Title: Vice President